                                                       FILE NO. 0-22211
                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549

                            -----------------------


                              AMENDMENT NO. 1 TO
                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                           South Jersey Gas Company
--------------------------------------------------------------------------------
  (Exact name of co-registrant as specified in Certificate of Incorporation)



        New Jersey                        21-0398330
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(State of Incorporation)       (IRS Employer Identification No.)



       Number One South Jersey Plaza, Route 54, Folsom, New Jersey     08037
--------------------------------------------------------------------------------
                   (Address of principal executive offices)


                               SJG Capital Trust
--------------------------------------------------------------------------------
      (Exact name of co-registrant as specified in Certificate of Trust)



        Delaware                           22-6720144
--------------------------------------------------------------------------------
(State of organization )       (IRS Employer Identification No.)



       Number One South Jersey Plaza, Route 54, Folsom, New Jersey     08037
--------------------------------------------------------------------------------
                   (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:



     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

   % Trust Preferred Securities                New York Stock Exchange, Inc.
     of SJG Capital Trust

Guarantee of Trust Preferred                                  --
Securities by South Jersey Gas Company

Securities to be registered pursuant to Section 12(g) of the Act:



                                     None
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

Item 1.  Description of Securities to be Registered
         ------------------------------------------

         A description of SJG Capital Trust's Preferred Securities set forth under the caption "Certain Terms of the Preferred Securities" beginning on page S-9 and "Description of the Preferred Securities" beginning on page 4 of SJG Capital Trust/South Jersey Gas Company Registration Statement on Form S-3 (File No. 333-24065), as amended (the "Registration Statement") and a description of South Jersey Gas Company's Guarantee set forth under the caption "Description of the Guarantee" beginning on page 13 of the Registration Statement, are hereby incorporated by reference.



Item 2.  Exhibits
         --------

*1(a)    Registration Statement No. 333-24065, as amended.

*4(a)    Certificate of Trust for SJG Capital Trust.

*4(b)    Trust Agreement for SJG Capital Trust.

*4(c)    Form of Amended and Restated Trust Agreement for SJG Capital Trust.

*5(a)    Form of Preferred Security Certificate for SJG Capital Trust.

* Pursuant to Instruction II to Item 2, the exhibits have been filed with copies of this Registration Statement with the New York Stock Exchange and need not be filed with or incorporated by reference into this Registration Statement.

Dated:  April 23, 1997



                                         SJG CAPITAL TRUST
                                         (Co-Registrant)



                                         By:  SOUTH JERSEY GAS COMPANY, as
                                              sponsor

                                         By: /s/ GEORGE L. BAULIG
                                             ------------------------------
                                             George L. Baulig,
                                             Secretary

                                         SOUTH JERSEY GAS COMPANY
                                         (Co-Registrant)


                                         By: /s/ GEORGE L. BAULIG
                                             ------------------------------
                                             George L. Baulig,
                                             Secretary


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